FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                                  ABE J. GUSTIN



         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made as of December 31, 1997, by and between Applebee's International, Inc., a Delaware corporation (the "Company") and Abe J. Gustin, Jr. (the "Executive").

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of January 1, 1996 (the "Employment Agreement"), and

         WHEREAS, the parties desire to amend and extend said Employment Agreement as herein set forth,

         NOW THEREFORE, for and in consideration of the terms and conditions herein set forth, the parties hereto hereby agree as follows:

         1. Section 3 of the Employment Agreement is amended by deleting the same as it now appears and inserting in its place and stead the following:

                  "3. Duties. The Executive is hereby employed as Chairman of the Board of the Company and shall render his services at the principal offices of the Company, as such may be located from time to time, unless otherwise agreed between the Board and the Executive. The Executive shall have authority and shall perform such duties as are specified by the bylaws of the Company for the office of Chairman; subject however, to such limitations, instructions, directions, and control as the Board may specify from time to time in its sole discretion."

         2. Section 4 of the Employment Agreement is amended by deleting the same as it now appears and inserting in its place and stead the following:

                  "4. Term. This Agreement shall have a term of two (2) years, commencing as of January 1, 1998 and is subject to earlier termination as hereinafter provided."

         3. Section 5a. of the Employment Agreement shall be amended by inserting the base salary of $500,000 in place of the salary reflected in the Section. In addition, the following language shall be added to the end of said
Section 5a.:

                  "Executive's salary for 1999 shall be determined by mutual agreement between the parties and may be either increased or decreased depending upon the amount and type of service/duties contemplated to be assigned to the Executive during 1999."

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         4. Section 5b. of the Employment  Agreement is amended by adding to the
Section the following sentence:

                  "Provided, however, the Executive understands and agrees that he shall not participate in the standard executive bonus plan and no bonus will be paid to him unless expressly agreed to by the Board."

         5. Section 6a. of the Employment Agreement is amended to delete any reference to ". . . any executive bonus plan . . . " from the Section.

         6. Section 6d. of the Employment Agreement shall be modified so that the Section clearly states that the Executive shall not be entitled to participate in any additional or future stock option grants offered other executives or members of the Board of the Company, unless the Board, in its discretion, expressly grants the Executive such an option.

         7. In all other respects, the Employment Agreement shall remain in full force and effect during the continued term hereof, the same as if it had not been modified by this agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed as of the day and year first above written.




_________________________           Applebee's International,Inc.
Abe J. Gustin, Jr.


                                    By__________________________
                                    Name:_____________________
                                    Title:____________________